UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☒	Definitive Information Statement

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MILLENNIUM HEALTHCARE INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

William Haseltine

1629 K Street, NW, Suite 300

Washington, DC 20006

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MILLENNIUM HEALTHCARE INC.

68 South Service Road, Suite 100

Melville, New York 11747

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement has been mailed on or about October 7, 2015 to the shareholders of record on October 7, 2015 (the “Record Date”) of Millennium Healthcare Inc., a Delaware corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company. The actions to be taken pursuant to the written consents may be taken on or about October 27, 2015, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Dominick Sartorio

Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED OCTOBER 25, 2015.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated October 7, 2015, in lieu of a special meeting of the shareholders.

1.	To authorize the board of directors of the Company to amend its Certificate of Incorporation to increase the number of authorized shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” ) from 950,000,000 shares to 10,950,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date of October 6, 2015, the Company’s authorized capitalization consisted of 950,000,000 shares of Common Stock, of which 479,412,001 shares were issued and outstanding and 15,000,000 shares of preferred stock, of which 1,000,000 shares of Series A Preferred Stock were issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  Series A Preferred Stock entitles its holder to 51% of the total votes on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of the Record Date have voted in favor of the foregoing actions by resolution dated as of the Record Date, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments discussed above will be effected on or about the close of business of October 26, 2015.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to notify the Company’s shareholders as of the Record Date of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding Common Stock.

Shareholders holding a majority of the voting power of the Company’s outstanding stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Certificate of Incorporation (the “Articles”) to authorize the board of directors of the Company to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 950,000,000 shares to 10,950,000,000 shares.

Who is Entitled to Notice?

Each outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company’s outstanding shares of stock voted in favor of the Actions.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Actions consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding Common Stock, each of whom is entitled to one vote per share, and the holders of the Company’s outstanding Series A Preferred Stock, collectively entitled to 51% of the total votes.  As of the Record Date, there were 479,412,001 shares of Common Stock issued and outstanding and 1,000,000 shares of Series A Preferred Stock issued and outstanding.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of the Company’s outstanding stock have voted in favor of the following Action(s):

To authorize the board of directors of the Company to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 950,000,000 shares to 10,950,000,000 shares.

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the voting power of the shares of the Company’s Common Stock outstanding on the applicable record date was required for approval of the Action. A majority of the voting power of the outstanding shares of the capital stock have voted in favor of the Action.  The holders who have voted in favor of the Action comprise three persons named in the beneficial ownership table appearing on the following page, consisting of Dominick Sartorio, Christopher Amandola and Anthony Urbano.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of October 6, 2015 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 479,412,001 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding shares of common Stock owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Outstanding shares of Series A Preferred Stock owned
Dominick Sartorio	0	0%	675,000	67.5%
Christopher Amandola	0	0%	90,000	9.0%
Anthony Urbano	360,000	0.1%	135,000	13.5%
Marc Pergament	2,250,000	0.5%	0	0
All directors and executive officers as a group (4 persons)	2,610,000	0.6%	900,000	90.0%

(1)	Except as otherwise indicated, the address of each beneficial owner is the Company’s address.

(2)	Applicable percentage ownership is based on 479,412,001 shares of common stock outstanding as of October 6, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of October 6, 2015 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 6, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ACTION I

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions approving an amendment to the Company’s Articles to increase the number of authorized shares of Common Stock of the Company (the “ Increase of Authorized Common Stock ”), as described below.

The form of the amendment to the Company’s Articles to increase the Company’s authorized shares of common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Increase of Authorized Common Stock would authorize the Company’s Board of Directors to affect an Increase of Authorized Common Stock of the Company from 950,000,000 shares to 10,950,000,000 shares.

Reasons for the Increase of Authorized Common Stock

The general purpose of the Increase of Authorized Common Stock is to enhance the Company’s ability to finance the development and operation of its business.

Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the Common Stock will give the Company greater flexibility and will allow the Company to issue such shares in most cases without the expense or delay of seeking stockholder approval. The Company is at all times investigating additional sources of financing which its board of directors believes will be in its best interests and in the best interests of its stockholders. Shares of Common Stock carry no pre-emptive rights to purchase additional shares.

Effect of the Increase of Authorized Common Stock

The Increase of Authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Company’s board of directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

No Appraisal Rights

Under Delaware law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Increase of Authorized Common Stock.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.  However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

HOUSEHOLDING

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: Millennium Healthcare Inc., 68 South Service Road, Suite 100, Melville, New York 11747 or call us at 516-628-5500. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on May 15, 2015, as amended, which includes audited financial statements for the period ended December 31, 2014 and 2013 and the quarterly reports on Forms 10-Q, as amended, for the quarters ended March 31, 2015 and June 30, 2015 including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

October 7, 2015

/s/ Dominick Sartorio
Dominick Sartorio, Chairman of the Board

Appendix A

Certificate of Amendment

Delaware Division of Corporations

401 Federal Street – Suite 4

Dover, DE 19901

Phone: 302-739-3073

Fax: 302-739-3812

Dear Sir or Madam:

Enclosed please find a copy of the Certificate of Amendment to be filed in accordance with the General Corporation Law of the State of Delaware. The fee to file the Certificate is $194.00. If your document is more than 1 page, you must submit $9.00 for each additional page. You will receive a stamped filed copy of your submitted document. A certified copy may be requested for an additional $50. Should you be increasing the authorized stock, the filing fee could exceed the minimum. Expedited services are available. Please contact our office concerning these fees. Please make your check payable to the “Delaware Secretary of State”.

For the convenience of processing your order in a timely manner, please include a cover letter with your name, address and telephone/fax number to enable us to contact you if necessary. Please make sure you thoroughly complete all information requested on this form. It is important that the execution be legible, we request that you print or type your name under the signature line.

Thank you for choosing Delaware as your corporate home. Should you require further assistance in this or any other matter, please don’t hesitate to call us at (302) 739-3073.

Sincerely,

Department of State Division of Corporations

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST : That at a meeting of the Board of Directors of Millennium Healthcare, Inc.

RESOLVED , that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “4” so that, as amended, said Article shall be and read as follows:

4. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Ten Billion Nine Hundred Sixty Five Million (10,965,000,000) shares. See Annex A.

SECOND : That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD : That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF , said corporation has caused this certificate to be signed this ___ day of ___________, 20__.

By: ____________________

Title: Chairman of the Board

Name: Dominick Sartorio

Annex A

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Ten Billion Nine Hundred Sixty Five Million (10,965,000,000) shares, of which Ten Billion Nine Hundred Fifty Million (10,950,000,000) shall be designated as the common stock, par value $.0001 per share, and Fifteen Million (15,000,000) shares of which shall be designated as the preferred stock, par value $.0001 per share, of the Corporation.